                                                                    Exhibit 24.1



                          INDEPENDENT AUDITOR'S CONSENT



         We consent to the incorporation by reference in Registration Statements No. 33-57078 and No. 333-38849 of On Assignment, Inc. and subsidiaries on Form S-8 of our report dated January 23, 1998, with respect to the consolidated financial statements and financial statements schedule of On Assignment, Inc. appearing in this Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

March 27, 1998
Los Angeles, California

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